News Release Patrick Industries, Inc. Completes Acquisition of Wet Sounds, Inc. ELKHART, IN – November 1, 2021 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Rosenburg, Texas-based Wet Sounds, Inc. (“Wet Sounds”), a leading designer, fabricator, engineer, and distributor of innovative audio systems and accessories, including amplifiers ̧tower speakers, soundbars, and subwoofers. Wet Sounds sells audio products and accessories direct to OEMs and consumers, and to dealers and retailers, primarily within the marine industry, as well as to the home audio and powersports markets, and aftermarkets. Wet Sounds’ trailing 12-months revenue through September 2021 was approximately $55 million, and the acquisition is expected to be immediately accretive to net income per share. “We are extremely excited to partner with Tim White, Brett Triola, Joe Mandola and the entire creative team at Wet Sounds, whose highly-engineered premium brand audio product offerings will be instrumental in further driving consumer connectivity not only in the marine space, but also in the powersports and home audio arenas,” said Andy Nemeth, Chief Executive Officer of Patrick. “Wet Sounds’ competitive advantage centers around its innovative technology and design, superior sound performance, and exceptional quality. In addition, this acquisition is a great fit within our existing offerings of recognizable high-quality brand companies and provides us with a tremendous opportunity to enhance our position as a value-added component solutions supplier to the marine industry. As with previous acquisitions, we will support Wet Sounds with a financial and operational foundation that will allow it to continue to capitalize on its core competencies while preserving the entrepreneurial spirit that has been a key factor to its success.” Tim White, President and co-founder of Wet Sounds, said, “The Wet Sounds team and I are thrilled to become part of the Patrick family and its independent brand strategy to continue to drive the next phase of our business model and strategic plan and expand our platform and presence in the markets we serve. We look forward to joining an organization that shares our vision to be the premier high- quality supplier to our customers, and executing on the many strategic initiatives and opportunities we have in front of us.” The business will continue to operate on a stand-alone basis under the Wet Sounds name in its existing facility. About Patrick Industries, Inc. Patrick Industries (NASDAQ: PATK) is a leading component solutions provider for the RV, marine, manufactured housing and various industrial markets – including single and multi-family housing,

2 hospitality, institutional and commercial markets. Founded in 1959, Patrick is based in Elkhart, Indiana, with over 11,000 employees and 160 businesses across the United States. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations 574.294.7511 kotowskj@patrickind.com